[FRONT OF CERTIFICATE]

NUMBER CUSIP:__________________	SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SOUND WORLDWIDE HOLDINGS, INC.

AUTHORIZED TO ISSUE 100,000,000 TOTAL SHARES COMMON STOCK AT $0.0001 PAR VALUE

THIS CERTIFIES THAT ___________________ is hereby issued _______________________________ fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________________ day of ________________________________, _______________

_________________________	_________________________
Secretary President

[SEAL]

[BACK OF CERTIFICATE]

For Value Received, _________________________________ hereby sell, assign and transfer unto __________________________________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________________________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises Dated, _________________________________,_______

In presence of
__________________________________	__________________________________

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.